Exhibit 10.1

EXECUTION COPY

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT dated as of September 30, 2014 (this “Agreement”), by and between NGP Capital Resources Company, a Maryland corporation (the “Company”), and Oak Hill Advisors, L.P. a Delaware limited partnership (the “Advisor”).

WHEREAS, the Company is a closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has further elected to be treated as a regulated investment company (“RIC”) for tax purposes;

WHEREAS, the Advisor is an investment advisor registered as such under the Investment Advisers Act of 1940, as amended (collectively, with the rules and regulations promulgated thereunder, the “Advisers Act”) and is engaged in the business of providing management and investment advisory services; and

WHEREAS, the Company deems it advisable to retain the Advisor to furnish certain management and investment advisory services to the Company, and the Advisor wishes to be retained to provide such services, on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter contained, it is agreed by and between the parties hereto as follows:

SECTION 1

DUTIES OF THE ADVISOR

1.1 Engagement. Commencing on the date hereof, the Company hereby engages and retains the Advisor to act as the investment advisor to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, in accordance with (i) the investment objectives, policies, and restrictions that are set forth in the Company’s proxy statement dated August 25, 2014, 2014, as such investment objectives, policies and restrictions may be amended from time to time, (ii) the Investment Company Act, (iii) the policies adopted by the Board to the extent such policies do not conflict with any provisions of this Agreement, (iv) all other applicable federal and state securities and commodities laws, rules, and regulations, and (v) the Company’s articles of incorporation and by-laws, as such articles of incorporation and by-laws may be amended from time to time.

1.2 Services. Without limiting the generality of Section 1.1, the Advisor shall, during the term and subject to the provisions of this Agreement, provide any and all management and investment advisory services necessary or appropriate for the operation of the Company and the conduct of its business. Such management and investment advisory services shall include the following:

(a)	determining the composition of the portfolio of the Company, the nature and timing of the changes therein, and the manner of implementing such changes;

(b)	identifying, evaluating, and negotiating the structure of the investments made by the Company;

(c)	performing due diligence on prospective portfolio companies;

(d)	monitoring the performance of, and managing the Company’s investments;

(e)	determining the securities and other assets that the Company will purchase, retain, or sell and the terms on which any such securities are purchased and sold;

(f)	arranging for the disposition of investments for the Company;

(g)	recommending to the Board the fair value of the Company’s investments that are not publicly traded debt or equity securities or other assets based upon the valuation guidelines adopted by the Board;

(h)	voting proxies in accordance with the proxy voting policies and procedures adopted by the Advisor; and

(i)	providing the Company with such other investment advice, research, and related services as the Company may, from time to time, reasonably require for the investment of the Company’s assets.

The Advisor shall have the power and authority on behalf of the Company to effect its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for purchase or sale transactions on behalf of the Company. In the event that the Company determines to refinance its existing debt financing arrangements or to obtain other financing, including any hedging or swap arrangements, the Advisor will arrange for such financing on the Company’s behalf, including, if applicable, entering into International Swaps and Derivatives Association agreements and opening bank accounts, subject to the oversight and approval of the Board. If it is necessary for the Advisor to make investments or arrange financing on behalf of the Company through a special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such special purpose vehicle in accordance with the Investment Company Act.

1.3 Records. The Advisor shall keep and preserve for the period required by the Investment Company Act any books and records related to the provision of investment advisory services to the Company and required to be maintained under Rule 31a-2 under the Investment Company Act for an investment advisor to a business development company and shall maintain all books and records with respect to the Company’s portfolio transactions. The Advisor agrees that any records that it maintains for the Company as required under the Investment Company Act are the property of the Company and it will surrender promptly to the Company any such records upon the Company’s request, provided that (i) the Advisor may retain a copy of such records and (ii) nothing contained herein shall prevent the Advisor from using the performance track record of the Company following any termination of this Agreement.

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1.4 Control and Supervision. The performance by the Advisor of its duties and obligations hereunder shall be subject to the control and supervision of the Board and the Advisor’s determination of what services are necessary or appropriate for operation or to reasonably conduct the business of the Company shall be subject to review by the Board. The Advisor shall provide periodic and special reports to the Board of its performance of its obligations hereunder as the Board may request.

1.5 Acceptance. The Advisor hereby accepts such engagement and agrees during the term hereof to provide the services described herein and to assume the obligations herein set forth for the compensation provided herein.

1.6 Independent Contractor. The Advisor shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

1.7 Compliance. The Advisor represents that it is registered with the Securities and Exchange Commission (the “SEC”) as an investment advisor under the Advisers Act. The Advisor agrees that its activities with respect to the Company will at all times be in compliance in all material respects with applicable federal securities and state securities laws governing its operations and investments. The Advisor has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as defined in Rule 38a-l under the Investment Company Act) by the Advisor, including an investment allocation policy which delineates how the Advisor will allocate investments between the Company, on the one hand, and other funds, separate accounts and investment accounts managed by the Advisor, on the other hand. The Advisor has provided the Company, and in the future shall provide the Company, at such times as the Company may reasonably request, with a copy of such policies and procedures. In addition, the Advisor shall provide to the Company, at such times as the Company may reasonably request, a written report that addresses the operation of the policies and procedures; such report shall be of sufficient scope and sufficient detail, as may reasonably be required to comply with Rule 38a-1 and to provide reasonable assurance that any material weaknesses in the design or implementation of the policies and procedures would be disclosed by such examination, and, if there are no such weaknesses, the report shall so state.

1.8 Excess Brokerage Commissions. The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker, or dealer an amount of commission or other fees for effecting a securities (including loans) transaction in excess of the amount of commission another member of such exchange, broker, or dealer would have charged for effecting that transaction, if the Advisor determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities (including loans), that such amount of commission or other fees is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

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SECTION 2

USE OF SUB-INVESTMENT ADVISOR

The Advisor may, subject to requirements of the Investment Company Act, employ one or more sub-investment advisors (each, a “Sub-Advisor”) to assist the Advisor in the performance of its duties under this Agreement. One or more of the Advisor’s Affiliates (including Oak Hill Advisors (Europe), LLP and OHA (UK) LLP) may serve as a Sub-Advisor. Specifically, the Advisor may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company’s investment objectives and policies, and work, along with the Advisor, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Advisor and the Company. Such use of a Sub-Advisor does not relieve the Advisor of any duty or liability it would otherwise have under this Agreement. Compensation of any such Sub-Advisor for services provided and expenses assumed under any agreement between the Advisor and such Sub-Advisor permitted under this paragraph is the sole responsibility of the Advisor. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring any Sub-Advisor to comply with Sections 1.3 and 1.7.

SECTION 3

SERVICES OF THE ADVISOR NOT EXCLUSIVE

3.1 Limitations on the Employment of the Advisor. The obligations of the Advisor to the Company and the services furnished by the Advisor hereunder are not exclusive. The Advisor and its Affiliates (as hereinafter defined) may engage in any other business or furnish the same or similar services to others, including businesses that may be in direct or indirect competition with the business of the Company and may be in direct competition with the Company for particular investments, so long as its services to the Company under this Agreement are not impaired thereby. It is contemplated that from time to time one or more Affiliates of the Advisor may serve as directors, officers, or employees of the Company or otherwise have an interest or affiliation with the Company or have the same or similar relationships with competitors of the Company. Nothing in this Agreement shall limit or restrict the right of the Advisor, any manager, direct or indirect partner, officer, agent, or employee of the Advisor or its Affiliates, who may also be a manager, officer, agent, or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or dissimilar nature, or to receive fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). Neither the Advisor nor any of its Affiliates shall in any manner be liable to the Company by reason of the foregoing activities of the Advisor or such Affiliate. So long as this Agreement remains in effect, the Advisor shall be the only investment advisor for the Company, subject to the Advisor’s right to enter into sub-advisory agreements. The Advisor assumes no responsibility under this Agreement other than to provide the services called for hereunder.

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3.2 Responsibility of Dual Directors, Officers, and Employees. It is understood that directors, officers, employees, and security holders of the Company are or may become interested in the Advisor and its Affiliates, as directors, officers, employees, direct or indirect partners, security holders, members, and managers or otherwise, and that the Advisor and directors, officers, employees, direct or indirect partners, security holders, members, and managers of the Advisor and its Affiliates are or may become similarly interested in the Company as security holders or otherwise. If any person who is a manager, direct or indirect partner, officer, or employee of the Advisor is or becomes a director, officer, or employee of the Company and acts as such in any business of the Company, then such manager, direct or indirect partner, officer, or employee of the Advisor shall be deemed to be acting in such capacity for the Company, and not as a manager, partner, officer, or employee of the Advisor or under the control or direction of the Advisor, even if paid by the Advisor. Nothing herein shall prevent any such director, officer, employee or security holder of the Company from recusing him- or herself with respect to any matter in which he or she is being asked to act on behalf of the Company and such recusal shall not be deemed a breach of any duty owed to the Company by such director, officer, employee or security holder.

SECTION 4

ALLOCATION OF COSTS AND EXPENSES

4.1 Costs and Expenses Allocated to the Company. Except as otherwise expressly provided for in Section 4.2, during the term of this Agreement the Company will bear (and to the extent paid by the Advisor will promptly reimburse the Advisor for) all costs and expenses of the Company’s business, operations, and investments including any and all fees payable pursuant to this Agreement and the following:

(a)	any and all fees, costs and expenses incurred in connection with the origination, evaluation, discovery, investigation, development, negotiation or monitoring of transactions (whether or not consummated), including loan fees, private placement fees, brokerage and sales commissions, oversight servicer and servicer fees (including fixed and/or performance fees), appraisal fees, research fees, dealer spreads, interest and clearing and settlement charges, commitment fees, transfer taxes and premiums, underwriting commissions and discounts, expenses relating to short sales, fees and expenses related to market data (including expenses incurred in connection with any multimedia, analytical, database, news or third-party research or information services and any computer hardware and connectivity hardware (e.g., terminals and telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data), legal, accounting, auditing, investment banking, third-party industry and due diligence experts (including for credit and risk analytics, loss mitigation, real estate and real estate related matters), finders, originators, consulting (including fixed and/or performance fees), filing and other professional fees, communications (including internet access fees and cellular phone charges associated with the Advisor’s investment professionals), travel, and all other expenses (including fees, costs and expenses payable to Affiliates of the Advisor) related to the origination, evaluation, discovery, investigation, development, negotiation or monitoring of potential or actual transactions (whether or not consummated);

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(b)	any and all fees, costs and expenses incurred in connection with the carrying or management of investments, including custodial, trustee, record keeping and other administration fees and expenses, operations fees and expenses and reconciliation expenses;

(c)	any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including any and all costs and expenses of any investment, books and records, portfolio compliance and reporting systems such as “Wall Street Office,” “Everest” (Black Mountain) and similar systems and services, including consultant, software licensing, data management and recovery services fees and expenses);

(d)	federal, state, and local taxes and fees and governmental charges, including transfer taxes, premiums and entity-level taxes and filing fees, incurred by, levied upon or payable by the Company;

(e)	any and all costs and expenses incurred in connection with the incurrence of indebtedness, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps;

(f)	any and all costs and expenses (including fees and disbursements) of attorneys, auditors, accountants and consultants relating to Company matters, including expenses incident to the documentation for, and consummation of, transactions (including costs and expenses of in-house professionals, employees and related administrative personnel, (including personnel of the Advisor responsible for conducting reconciliation, portfolio compliance and reporting or otherwise for implementing, maintaining and supervising the procedures relating to the books and records of the Company) inclusive of their allocated overhead (including all costs and expenses on account of rent and related expenses (e.g., utilities), salaries, wages, bonuses, employee benefits, furnishings and office expenses));

(g)	any and all fees, costs and expenses payable to the SEC, the Financial Industry Regulatory Authority (“FINRA”) or any other regulatory bodies and any fees and expenses of state securities regulatory authorities, in each case, only with respect to matters pertaining to the Company;

(h)	any and all costs and expenses of preparing, printing, filing, and distributing reports and notices to investors, regulatory bodies, including the SEC and FINRA, and NASDAQ and any other securities exchange, in each case, only with respect to matters pertaining to the Company;

(i)	any and all costs and expenses (including accounting, legal or regulatory fees and expenses) incurred to comply with any law or regulation related to the activities of the Company (including legal or regulatory fees and expenses in connection with ongoing compliance, filing and reporting obligations under the Dodd-Frank Wall Street Reform Act, Investment Company Act, or any other applicable laws, including filing fees and expenses and expenses related to the preparation and filing of regulatory filings) or incurred in connection with any litigation or governmental inquiry, investigation or proceeding involving the Company;

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(j)	any and all costs and expenses incurred in connection with proxy solicitation and any meeting of the security holders, directors or committee of the Company relating to the Company (and ancillary activities related thereto);

(k)	any and all administration fees payable under the Administration Agreement between the Company and the Advisor in its capacity as the administrator of the Company (the “Administrator”) dated September 30, 2014 (the “Administration Agreement”);

(l)	to the extent allocable for the provision of the investment advisory or investment management services required to be provided to the Company by the Advisor under this Agreement, overhead costs and expenses (including all costs and expenses on account of rent and related expenses (e.g., utilities), furnishings and office expenses but, pursuant to Section 4.2, excluding wages, salaries and benefits) of the Advisor’s investment professionals;

(m)	any and all charges and expenses of the Company’s custodian, paying, transfer, dividend disbursing and any similar agent;

(n)	compensation and expenses of the Company’s directors who are not interested persons of the Company or the Advisor, and of any of the Company’s officers who are not interested persons of the Advisor; expenses of all directors or officers in attending meetings of the Board or security holders;

(o)	any and all costs, fees and expenses incurred in connection with the formation, organization, operation, dissolution or winding up of any special purpose vehicle of the Company;

(p)	any and all costs and expenses of administration, including printing, mailing, telephone, technology systems, Internet service, copying, secretarial and other staff, stationery, supplies, rent and related expenses (e.g., utilities), and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, such as the Company’s allocable portion of overhead under the Administration Agreement;

(q)	any and all costs of membership by the Company or its directors or executive officers in any trade organizations and attendance at trade or industry conferences;

(r)	any and all expenses associated with litigation, arbitration, proceedings, investigations, disputes, claims and governmental inquiries of the Company and the handling or negotiation thereof, including the amount of any judgments, fines or settlements, and other extraordinary or non-recurring expenses except, however, to the extent such expenses or amounts have been determined to be excluded from the indemnification provided for in Section 7;

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(s)	any and all insurance premiums or expenses in connection with the activities of the Company, including errors, omissions, fidelity, general partner liability, directors’ and officers’ liability and similar coverage for any person acting on behalf of the Company, the Advisor or their respective Affiliates;

(t)	any and all costs and expenses of marketing or offering the Company’s common stock and other securities including registering securities under federal and state securities laws and investor and media relations;

(u)	any and all fees, costs and expenses incurred in connection with computing the value of the assets of the Company, including the costs and expenses associated with advisors, independent pricing services and third party evaluations or appraisals of the Company or its assets or its investments;

(v)	any and all costs and expenses of providing significant managerial assistance offered to the Company investments;

(w)	any and all fees and expenses (including expenses incurred by the Advisor) payable to third parties, including accountants, agents, attorneys, consultants, or other advisors in monitoring the financial and legal affairs of the Company and the Company’s investments; and

(x)	any and all other fees, costs and expenses directly allocable and identifiable to the Company or its business, investments, financing or capital raising activities.

Notwithstanding the foregoing, the aggregate amount of costs and expenses payable (whether paid directly by the Company or by reimbursement to the Administrator) by the Company pursuant to Section 4 of the Administration Agreement and to the Advisor pursuant to this Section 4.1 (whether paid directly by the Company or by reimbursement to the Advisor) (excluding (i) interest expense, Base Management Fees and Incentive Fees payable to the Advisor pursuant to this Agreement, insurance expense and professional fees (including consulting, legal, tax, audit and engineering fees) as the Company has historically categorized such costs and expenses, (ii) all matters covered by clauses (d), (g), (h) (but, in the case of such clause (h) only, only with respect to printing, filing and distributing the reports and notices referenced therein), (i) and (r) of this Section 4.1, (iii) any fees, costs and expenses to be borne by the Company in connection with the transactions contemplated by that certain Stock Purchase and Transaction Agreement (the “SPATA”), dated as of July 21, 2014, between the Company, the Advisor and OHA BDC Investor, LLC), and (iv) for the avoidance of doubt, any and all fees, costs and expenses accrued or incurred by, or otherwise payable by the Company to, either (1) NGP Investment Advisor, LP (“NGPIA”) pursuant to that certain investment advisory agreement, dated as of November 9, 2004, by and between the Company and NGPIA, or (2) NGP Administration, LLC (“NGPA”), pursuant to the terms of that certain administration agreement, dated as of November 9, 2004, by and between the Company and NGPA), for the period beginning on the date hereof until September 30, 2015 (the “Anniversary Date”) shall not exceed $2,500,000 (the “Cap”). The foregoing shall in no way limit the Company’s indemnification obligations hereunder.

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4.2 Costs and Expenses Allocated to the Advisor. The expenses to be borne by the Advisor are limited to, to the extent allocable for the provision of the investment advisory or investment management services provided to the Company by the Advisor under this Agreement, the wages, salaries, benefits and other compensation of or relating to the Advisor’s investment professionals.

4.3 Payment or Assumption by the Advisor. The payment or assumption by the Advisor of any expense of the Company that the Advisor is not required by this Agreement to pay or assume shall not obligate the Advisor to pay or assume the same or any similar expense of the Company on any subsequent occasion.

SECTION 5

MANAGEMENT FEES

5.1 Compensation for Services. In consideration of the services to be provided by the Advisor under this Agreement, the Company agrees to pay the Advisor, and the Advisor agrees to accept as compensation for the services provided hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereafter set forth. The Advisor may agree to temporarily or permanently waive or defer, in whole or in part, the Base Management Fee and/or the Incentive Fee.

5.2 Base Management Fee. The Base Management Fee shall be equal to: (i) the Base Management Fee Rate, multiplied by (ii) the average value of the Company’s total assets for the two most recently completed fiscal quarters prior to the fiscal quarter for which such fee is being calculated. For example, for the Base Management Fee payable for the fiscal quarter ended September 30, clause (ii) of the preceding sentence shall be calculated based on the average value of the Company’s total assets for the fiscal quarters ended June 30 and March 31.

The Company shall pay the Base Management Fee at the end of each fiscal quarter in arrears. The “Base Management Fee Rate” shall be equal to 1.75% per year (i.e., 0.4375% per fiscal quarter). Notwithstanding the foregoing, from the date hereof until September 30, 2015, the Base Management Fee Rate shall be reduced by 0.25% per year (i.e., 0.0625% per fiscal quarter). The Base Management Fee for any partial fiscal quarter will be prorated in accordance with Section 5.4.

Notwithstanding the foregoing, for purposes of this Section 5.2, with respect to any fiscal quarter, cash, cash equivalents and U.S. treasury bills, in each case that are purchased by the Company with borrowed money solely for purposes of satisfying quarter-end RIC diversification requirements with respect to such fiscal quarter shall be excluded from the calculation of the Company’s total assets with respect to such fiscal quarter.

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5.3 Incentive Fee. The Incentive Fee shall consist of two parts, as follows:

(a)	One part of the Incentive Fee (the “Pre-Incentive Fee Net Investment Income Fee”) will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the fiscal quarter for which such fee is being calculated and shall be payable promptly following the filing of the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s Net Assets at the end of the immediately preceding fiscal quarter for which such fee is being calculated, will be compared to a “Hurdle Rate” of 1.75% per quarter (i.e., 7% annualized). For example, the Pre-Incentive Fee Net Investment Income Fee payable for the fiscal quarter ended September 30 shall be calculated based on the rate of return on the value of the Company’s Net Assets as of June 30. The Company will not pay the Advisor a Pre-Incentive Fee Net Investment Income Fee in any fiscal quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate. In any fiscal quarter in which the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, the Company shall pay to the Advisor (i) 100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income that exceeds the Hurdle Rate but is less than 2.1875% in any fiscal quarter (i.e., 8.75% annualized); plus (ii) 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any fiscal quarter. “Pre-Incentive Fee Net Investment Income” means (x) interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring, and consulting fees, or other fees that the Company receives from portfolio companies) accrued by the Company during a fiscal quarter, minus (y) the Company’s operating expenses for such fiscal quarter (including the Base Management Fee, any expenses payable by the Company under the Administration Agreement, and any interest expense, and dividends paid on any issued and outstanding preferred stock, if any, of the Company, but excluding the Incentive Fee payable under this Section 5.3 during such fiscal quarter and excluding the Excluded Fees). Pre-Incentive Fee Net Investment Income does not include any Realized Capital Gains, Realized Capital Losses, Unrealized Capital Gains or Unrealized Capital Depreciation. “Net Assets” means the total assets, less total liabilities, of the Company, determined in accordance with generally accepted accounting principles consistently applied. These calculations will be appropriately prorated for any period of less than three (3) months. “Excluded Fees” means all costs, expenses and fees paid, accrued or incurred in connection with the transactions contemplated by the SPATA but which, for accounting purposes, are amortized over the course of subsequent accounting periods following the Closing (as defined in the SPATA), including the fees, costs, expenses or payments incurred in obtaining the D&O Insurance (as defined in the SPATA) and in connection with any payments by the Company of its allocable share of any payments under the retention agreement entered into by the Company’s prior administrator.

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(b)	The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below) commencing on September 30, 2014, and will equal (i) 20% of the sum of (A) the Company’s Net Realized Capital Gains from the date hereof to the last day of such fiscal year, if any, less, (B) the amount of Unrealized Capital Depreciation on the last day of such fiscal year, if any; less (ii) the aggregate amount of Capital Gains Fee payments to the Advisor in prior fiscal years. In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

The Capital Gains Fee payable for any period shall be calculated in conjunction with the completion of the Company’s Annual Report on Form 10-K for such period. The Capital Gains Fee shall be payable on the business day after the Company files its Annual Report on Form 10-K for such year.

The terms used in calculating the Capital Gains Fee have the following meanings:

“Realized Capital Gains” means with respect to a security or other asset (i) the amount by which the net amount realized from the sale or other disposition of such security or other asset, exceeds (ii) the original cost of such security or other asset as determined by the Company in accordance with generally accepted accounting principles (“GAAP’“) and the Investment Company Act.

“Realized Capital Losses” means with respect to a security or other asset (i) the amount by which the net amount received from the sales or other disposition of such security or other asset is less than (ii) the original cost of such security or other asset as determined by the Company in accordance with GAAP and the Investment Company Act.

“Net Realized Capital Gains”, for any period, means Realized Capital Gains minus Realized Capital Losses for such period (but not less than zero).

“Unrealized Capital Gains” means with respect to a security or other asset the amount by which the fair value of such security or other asset at the end of a fiscal year as determined by the Company in accordance with GAAP and the Investment Company Act exceeds the original cost of such security or other asset as determined by the Company in accordance with GAAP and the Investment Company Act.

“Unrealized Capital Depreciation” means with respect to a security or other asset the amount by which the fair value of such security or other asset at the end of a fiscal year as determined by the Company in accordance with GAAP and the Investment Company Act is less than the original cost of such security or other asset as determined by the Company in accordance with GAAP and the Investment Company Act.

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Notwithstanding the foregoing, any Realized Capital Gains, Realized Capital Losses, Unrealized Capital Gains and Unrealized Capital Depreciation with respect to any and all of the securities or other assets held by the Company (directly or indirectly) on the date hereof, in each case as set forth on Schedule A hereto (an “Existing Investment”), shall be excluded from the calculations of the Capital Gains Fee for purposes of Section 5.3(b); provided, that any Realized Capital Gains, Realized Capital Losses, Unrealized Capital Gains and Unrealized Capital Depreciation resulting directly from a follow-on investment (in the form of a distinct additional purchase of the same security or asset, or other securities or assets of the same issuer) made by the Company (directly or indirectly) following the date hereof (a “Follow-On Investment”) shall be included in the calculations of the Capital Gains Fee for purposes of Section 5.3(b).

5.4 Proration of Fees. If this Agreement becomes effective or terminates before the end of any fiscal quarter, the Base Management Fee and Incentive Fee for the period from the effective day to the end of the fiscal quarter or from the beginning of such quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full fiscal quarter in which such effectiveness or termination occurs. In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying an Incentive Fee.

5.5 Transaction Fees. Any transaction, loan origination, advisory or similar fees (“Transaction Fees”) received in connection with the Company’s activities or the Advisor’s activities as they relate to the Company shall be the property of the Company. The parties agree that any Transaction Fees paid to the members, managers, partners or employees of the Company, the Advisor or their respective Affiliates in connection with the Company’s activities or the Advisor’s activities as they relate specifically to the Company shall be promptly remitted to the Company; provided, however, Transaction Fees received in respect of an investment opportunity in which the Company and one or more entities (including Affiliates of the Advisor) in accordance with the Investment Company Act participate shall be allocated to each of the Company and such entities pro rata in accordance with their respective investments or proposed investments in such investment opportunity.

SECTION 6

LIMITATION OF LIABILITY OF THE ADVISOR

The Advisor (and its affiliates and direct or indirect partners and its and their officers, managers, agents, employees, controlling persons, members, and any other person or entity affiliated with the Advisor including its general partner (collectively, “Affiliates”)), shall not be liable to the Company, or any security holder of the Company, for any error of judgment, mistake of law, any loss or damage with respect to any investment of the Company, or any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment advisor of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.

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SECTION 7

INDEMNIFICATION OF THE ADVISOR

The Company shall indemnify, defend and protect the Advisor (and its Affiliates, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened, or completed action, suit, investigation, or other proceeding whether civil, criminal, administrative, or investigative (including an action or suit by or in the right of the Company or its security holders) arising out of, relating to or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or serving as an investment advisor of the Company (collectively, the “Indemnified Expenses”). Notwithstanding Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as determined in accordance with the Investment Company Act and the interpretations and guidance of the SEC or its staff thereunder). Notwithstanding any termination of this Agreement, the provisions of this Section 7 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof. The satisfaction of any indemnification and any holding harmless hereunder shall be from and limited to assets of the Company. Notwithstanding the foregoing, absent a court determination that the person seeking indemnification was liable by reason of “disabling conduct” within the meaning of Section 17(h) of the Investment Company Act, the decision by the Company to indemnify such person shall be based upon the reasonable determination, based upon a review of the facts, that such person was not liable by reason of such disabling conduct, by (a) the vote of a majority of a quorum of directors of the Company who are neither “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act nor parties to such action, suit, or proceeding or (b) an independent legal counsel in a written opinion.

Expenses incurred by the Advisor in defending an actual or threatened civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Advisor to repay such amount if it shall ultimately be determined that the Advisor is not entitled to be indemnified by the Company as authorized in this Section 7, provided that at least one of the following conditions precedent has occurred in the specific case: (a) the Advisor has provided security for its undertaking; (b) the Company is insured against losses arising by reason of any lawful advances; or (c) a majority of a quorum of disinterested non-party directors of the Company or an independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts, that there is reason to believe that the Advisor ultimately will be found entitled to indemnification. The advancement and indemnification provisions in this Section 7 shall apply to all threatened, pending, and completed actions, suits, or proceedings in which the Advisor is a party or is threatened to be made a party during the term of this Agreement.

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For purposes of this Section 7, any provision hereof applicable to the Advisor shall also be applicable to any person serving as a direct or indirect partner of the Advisor or any of their directors, officers, employees, agents, members, committee members, controlling persons or Affiliates of the Advisor or any of the foregoing if such person is made a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding in such capacity. The indemnification and advancement provisions of this Section 7 shall be independent of and in addition to any indemnification and advancement provisions that may apply to any director, officer, employee, agent or Affiliate of the Advisor because of any other position that such person may hold with the Company.

The Company hereby acknowledges that Indemnified Parties may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of their Affiliates or other persons (collectively, the “Other Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnified Parties are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnified Parties are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnified Parties to the extent set forth herein and shall be liable for the full amount of all Indemnified Expenses to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and Indemnified Parties), without regard to any rights Indemnified Parties may have against the Other Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnified Parties with respect to any claim for which Indemnified Parties have sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnified Parties against the Company. The Company and Indemnified Parties agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 7.

SECTION 8

DURATION AND TERMINATION

8.1 Duration. This Agreement shall become effective as of the date hereof and shall continue in effect until September 30, 2016, and subsequently for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually (a) by the vote of a majority of the directors of the Company, cast in person at a meeting called for that purpose, or by the vote of a majority of the outstanding voting securities of the Company and (b) by the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Company, in accordance with the requirements of the Investment Company Act.

8.2 Termination. This Agreement may be terminated at any time, without payment of any penalty, by the Board or by the shareholders of the Company acting by the vote of at least a majority of the outstanding voting securities of the Company, provided in either case that 60 days’ written notice of termination be given to the Advisor at its principal place of business. The Advisor may also terminate this Agreement at any time by giving 60 days’ written notice of termination to the Company, addressed to its principal place of business, without liability.

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8.3 Effect of Termination or Expiration. The provisions of Sections 6 and 7 shall remain in full force and effect and the Advisor and its representatives shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement, the Advisor shall be entitled to (a) any amounts owed under Section 5 for the period prior to the termination or expiration of this Agreement, and (b) all expenses payable under Section 4.1 for the period prior to the termination or expiration of this Agreement and expenses incurred by the Advisor as a result of the termination or expiration of this Agreement.

SECTION 9

GENERAL PROVISIONS

9.1 Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

9.2 Required Notice. The Advisor, or a representative thereof, shall promptly notify the Company upon changes in the direct owners of the Advisor promptly following such change, to the extent such notification is required by the Advisers Act.

9.3 Proprietary Rights. The Advisor shall have proprietary rights in the Company’s new name and any related logos, which new name and logos shall be selected and approved by the Advisor, in its sole and exclusive discretion, promptly following the date hereof. The Company acknowledges and agrees that the Advisor may, in its sole and exclusive discretion, (i) cause the Company to change its name or use of any logos at any time during which the Advisor is the investment advisor to the Company, and (ii) withdraw from the Company any and all right, title, grant, license, authorization, or any other permissive use of any and all proprietary rights in such names, trademarks or logos or any other names or trademarks incorporating the Advisor’s, or any of its Affiliates’, names, trademarks or logos should (A) the Advisor cease to act as the investment advisor to the Company, or (B) the Company give notice of its intent to terminate the Advisor as the investment advisor to the Company.

9.4 Notice of Filing of Articles of Incorporation. All parties hereto are expressly put on notice of the Company’s Articles of Incorporation and all amendments thereto, all of which are on file with the State Department of Assessments and Taxation of the State of Maryland, and the limitation of director, officer, agent, employee, and security holder liability contained therein. This Agreement has been executed by and on behalf of the Company by its representatives as such representatives and not individually, and the obligations of the Company hereunder are not binding upon any of the directors, officers, agents, employees, or security holders of the Company individually but are binding upon only the assets and property of the Company.

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9.5 Amendment of this Agreement. This Agreement may be amended by the mutual consent of the parties in writing, but the consent of the Company must be obtained in accordance with the requirements of the Investment Company Act.

9.6 Assignment. This Agreement may not be assigned by either party hereto and shall terminate automatically in the event of any assignment (within the meaning of the Investment Company Act) of this Agreement. Notwithstanding the foregoing, the Advisor may assign this agreement, consistent with the Investment Company Act and applicable law, to any of its Affiliates without the consent of the Company.

9.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the Investment Company Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the Investment Company Act, the Investment Company Act shall control. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the Commercial Division of the New York Supreme Court, New York County (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.1 of this Agreement.

9.8 Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person, “assignment,” “investment advisor,” “security,” and “making available significant managerial assistance” shall have the same meaning as such terms have in the Investment Company Act, subject to such exemption as may be granted by the Commission by any rule, regulation, or order. Where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation, or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The neuter pronoun, as used herein, includes the masculine, feminine and neuter gender. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

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9.9 Electronic Delivery of Information. The Advisor shall be entitled, to the extent permitted by applicable law and regulations and the Company’s policies, to transmit statements, reports, privacy notices and any other documents, information or communications (collectively, the “Investment Documents”) relating to this Agreement to the Company’s security holders (a) solely by means of granting the Company’s security holders access to an internet website designated by the Advisor (the “Reporting Site”), with such parameters regarding access and availability of information for review as the Advisor deems reasonably necessary to protect the confidentiality and proprietary nature of the information contained therein (including, without limitation, establishing password protections for access to the Reporting Site), (b) through electronic mail to the e-mail addresses provided by the Company’s security holders to the Advisor, (c) via facsimile or (d) via other electronic means. The Advisor shall notify the Company’s security holders that such Investment Documents are available on the Reporting Site for viewing, printing and downloading. The Company’s security holders shall have the right to obtain upon request to the Advisor written copies of the Investment Documents contained on the Reporting Site.

9.10 Entire Agreement. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Company and the Advisor have caused this Agreement to be executed as of the day and year first above written.

NGP CAPITAL RESOURCES COMPANY

By:
Name: Title:

OAK HILL ADVISORS, L.P.

By: Oak Hill Advisors GenPar, L.P.,
its general partner

By: Oak Hill Advisors MGP, Inc.,
its managing general partner

By:
Name: Glenn R. August Title: President

[Signature Page to Investment Advisory Agreement]